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                                                    Exhibit 11



                        Independent Auditors' Consent


To the Shareholders and Board of Trustees of Cadre Institutional Investors Trust:

We consent to the use of our report dated December 18, 1997 with respect to Cadre Institutional Investors Liquid Asset Fund, a series of Cadre Institutional Investors Trust, incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" and "General Information, Shareholder Reports" in the Prospectus and "General Information, Independent Auditors" in the Statement of Additional Information.


                                                KPMG Peat Marwick LLP

New York, New York
May 1, 1998